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                                                                     EXHIBIT n.2


                  CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP


         We consent to the reference to our firm under the caption "California Tax Matters" in Appendix E to the Statement of Additional Information contained in the Registration Statement (Form N-2) and related Prospectus of Nuveen Insured California Tax-Free Advantage Municipal Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 on January 8, 2003. We do not hereby admit that we are experts whose consent is required.

                                             ORRICK, HERRINGTON & SUTCLIFFE LLP



                                             By:  /s/ Kenneth G. Whyburn
                                                -------------------------------
                                                      Kenneth G. Whyburn


San Francisco, California
January 8, 2003